UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             FORM 8-K


                           CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



                           January 16, 1995
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          Date of Report (Date of earliest event reported)



                      Harnischfeger Industries, Inc.
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      (Exact name of registrant as specified in its charter)



   Delaware                   1-9299             39-1566457
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(State or other           (Commission             IRS Employer
 jurisdiction of           File Number)        Identification No.
 incorporation)



            13400 Bishops Lane, Brookfield, Wisconsin 53005
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                (Address of principal executive offices)


                             (414) 671-4400
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        (Registrant's telephone number, including area code)



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  (Former name or former address, if changed since last report)

Item 5.  Other Events

     Joy Technologies Inc. ("Joy") merged with Harnischfeger Industries, Inc. ("HII") on November 29, 1994 in a business combination involving the exchange of Joy stock for HII stock. This business combination is accounted for under the accounting rules for pooling of interests.

     Pooling accounting rules require that no Affiliate (officer, director or ten percent or greater shareholder) of Joy and no Affiliate of HII significantly reduce its risk relative to its common shareholder position within the period beginning 30 days prior to consummation of the business combination and ending upon publication of financial results that include combined sales and net income covering at least 30 days of post-merger combined operations. Such publication is satisfied by the filing of this Form 8-K with the Securities and Exchange Commission.

     This Form 8-K sets forth the following required financial information on combined sales and net income of Joy and HII for more than 30 days of post-merger combined operations from November 29, 1994 through December 31, 1994:

                              Combined Post-Merger Results
                         For November 29, 1994 - December 31, 1994
                         -----------------------------------------

     Net Sales                          $156,644,000
     Net Income                            1,890,000

The above results have been prepared and published only for purposes of complying with pooling accounting requirements. During December, business at both Joy and HII is at low levels due to reduced worldwide market activities during the Christmas holidays and the scheduled closure of HII's and much of Joy's operations during the last week of that month. The above results are thus not necessarily indicative of either full quarterly or other future financial results.

FORM 8-K


                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HARNISCHFEGER INDUSTRIES, INC.
                                             (Registrant)


Date:  January 17, 1995            By  /s/ James C. Benjamin
                                   ------------------------------
                                   James C. Benjamin
                                   Vice President, Controller
                                   and Chief Accounting Officer